Exhibit 99.1

Pixium Vision and Second Sight Medical Products announce business combination, creating a global leader in the sight restoration market

•	Aims to create a global leader with potential to treat nearly all forms of blindness
•	Combined company to trade on Nasdaq and benefit from business and development synergies in the U.S. and Europe
•	Transaction provides broader access to financing sources to enable the combined company to accelerate the development and commercialization of its products
•	Pixium Vision to remain listed on Euronext Growth and to be the largest shareholder of the new combined company listed on Nasdaq
•	Transaction expected to close in late Q1 or the beginning of Q2 2021
•	Conference Call scheduled at 5pm CET/11am ET

Paris, France and Los Angeles, Calif., January 06, 2021 – 06.00 CET – Pixium Vision (Euronext Growth Paris - FR0011950641), a bioelectronics company that develops innovative bionic vision systems to enable patients who have lost their sight to live more independent lives and Second Sight Medical Products, Inc. (“Second Sight”) (Nasdaq: EYES), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, announced today that they have entered into a definitive business combination agreement pursuant to which Pixium Vision will, following the contribution to Second Sight of all of its assets and liabilities in relation to its neuromodulation technology used in the treatment of blindness, become the controlling shareholder of the new combined company, owning 60% of the total equity before the capital raise. The combined company will focus on retinal stimulation through the Prima System.

As part of the transaction, a new subsidiary will be created to focus on cortical stimulation through Orion. The new combined company will own 40% of the new subsidiary and will also have a first option to exclusive global marketing rights for Orion.

Complementary businesses to lead global sight restoration market

The primary mission of the new combined company will be to create a leader in the sight restoration market. Pixium Vision’s Prima System, which started its European pivotal trial in 2020, has the potential to significantly restore visual perception, improve the quality of life and restore a level of independence for people with dry age-related macular degeneration. Second Sight, the leader in implantable neuromodulation devices to treat blindness created Argus II, the world’s first FDA and CE Mark approved device for artificial vision in people with late-stage retinitis pigmentosa, and is developing Orion, a cortical stimulation device that bypasses the diseased eye and could provide a new form of vision.

“Our planned business combination with Second Sight will bring exciting opportunities for both companies, given our synergistic business models and complementary presence in Europe and the U.S. Pixium Vision is well positioned to continue development of the promising Prima System: we have now launched the pivotal PRIMAvera study and have funding in place through the end of 2021. This transaction, including closing of the proposed financing, should provide us with sufficient resources to extend our cash runway beyond 2022, covering results from PRIMAvera.” said Lloyd Diamond, Chief Executive Officer of Pixium Vision. “This

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Exhibit 99.1

transaction comes after Pixium Board of Directors evaluated numerous attractive financing proposals and concluded that the business combination with Second Sight is an ideal opportunity for two very complementary businesses to further develop our promising treatments in areas where there is a significant unmet medical need and comes with the full strategic alignment of both Boards of Directors.”

The complementary technologies have the potential to treat many forms of blindness including degenerative retinal diseases as well as glaucoma, optic nerve disease and trauma, and will also target a broader audience including ophthalmologists, surgeons and neuroscientists. Moreover, the expanded size of the combined entity is expected to allow for easier access to capital, thereby facilitating and accelerating technological and clinical development to bring these transformative technologies to patients.

“The new organization provides for a new subsidiary, to focus exclusively on cortical vision and the Orion platform, which has the potential to treat nearly all forms of blindness,” said Matt Pfeffer, Chief Executive Officer of Second Sight. “The new organization should accelerate the Orion program.”

“285 million people worldwide suffer some form of visual impairment of which roughly 40 million are completely blind.  There are many causes for blindness and the combination of Pixium Vision and Second Sight has the potential to bring novel treatments to patients, for whom today, there are no clinical treatment options,” stated Professor José-Alain Sahel, Chair of the Department of Ophthalmology at the University of Pittsburgh School of Medicine, Director of the UPMC Eye Center, and the Eye and Ear Foundation Chair of Ophthalmology, Founder of both the Institut de la Vision and of Pixium Vision, and primary investigator of the Argus clinical trials.

Brandford Griffith & Associés, Fenwick & West LLP and Bird & Bird AARPI acted as legal advisors to Pixium Vision and DLA Piper LLP acted as legal advisor to Second Sight Medical.

Key Transaction Terms

The business combination will be effected pursuant to the Memorandum of Understanding entered into between Pixium Vision and Second Sight, pursuant to which (i) Pixium Vision will contribute to Second Sight all of its assets and liabilities in relation to its neuromodulation technology used in the treatment of blindness in exchange for 34,876,043 newly issued shares of Second Sight common stock representing approximately 60% of the fully diluted outstanding stock of Second Sight (excluding out of the money options and warrants) on a post transaction/pre-financing basis, (ii) approximately $25 million will be raised in a private placement at the level of the new combined company, and (iii) Second Sight will transfer its Orion assets to its new subsidiary, of which approximately 60% of the shares would be spun off by Second Sight to its shareholders of record as of a date prior to the closing of the business combination.

Pixium Vision would become a holding company and would be the combined company’s largest shareholder.

Governance of the combined company

Pixium Vision CEO, Lloyd Diamond, will serve as executive Chairman and CEO of the combined company and subject to affirmative vote of the shareholders of Second Sight, its Board of Directors will consist of seven members:

-	Three directors nominated by Pixium Vision, including Lloyd Diamond;
-	Two directors nominated by Second Sight, who will be selected from the current directors of Second Sight; and
-	Two independent directors to be appointed by Pixium Vision and Second Sight together.

Lloyd Diamond will also remain General Director of Pixium Vision and Matt Pfeffer will be CEO of the new subsidiary focused on cortical vision and the Orion platform.

Next steps

The Pixium Vision Board of Directors has approved the transaction and the Second Sight Board of Directors has unanimously determined that the transaction and the execution of the Memorandum of Understanding is in the best interests of Second Sight, that the shares to be issued to Pixium Vision as consideration for its contribution of assets and liabilities is fair, from a financial point of view, to Second Sight and has unanimously

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Exhibit 99.1

recommended that, among other matters, the Second Sight shareholders vote in favor of the resolution approving the issuance of the shares of Second Sight common stock as consideration for Pixium Vision’s contribution. New Century Capital Partners has provided the Second Sight board of directors with a fairness opinion stating that, as of the date thereof and subject to the assumptions, limitations, and qualifications set forth therein, the 34,876,043 newly issued shares of Second Sight common stock to be paid to Pixium Vision is fair, from a financial point of view, to Second Sight. Certain directors and officers of Second Sight have entered into agreements with Pixium Vision pursuant to which they have agreed to vote their shares of Second Sight stock in favor of the share issuance and otherwise support the transaction.

The transaction is expected to close near the end of the first quarter or the beginning of the second quarter of 2021 and is subject to customary closing conditions, including:

-

Appointment by the Commercial court of Paris of valuing auditor(s)[1] to confirm that the value of the assets being contributed by Pixium Vision to Second Sight is at least equal to the aggregate par value and issuance premium of the new Second Sight shares to be issued in consideration for the contribution; and

-	Satisfaction of the conditions to the transaction closing, including:
o	Approval of the transaction by each of Pixium Vision and Second Sight shareholders (currently expected by the end of March 2021)
o	Clearance from the French Minister for the Economy[2]
o	Closing of the $25 million financing

Conference Call

A conference call in English will take place on January 6, 2021 at 5pm CET/11am ET to discuss the transaction and answer potential questions.

Will participate to this Conference Call:

- Lloyd Diamond – CEO of Pixium Vision

- Matthew Pfeffer – CEO of Second Sight

- Guillaume Renondin – CFO of Pixium Vision

- Dr. José-Alain Sahel – Chair and Distinguished Professor of the Department of Ophthalmology, University of Pittsburgh School of Medicine, Founder of Pixium Vision and Lead Investigator of the Argus clinical trials

To follow this Conference Call, please register to the following link:

https://channel.royalcast.com/landingpage/pixiumvision/20210106_1/

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed business combination, including the benefits of the proposed business combination, integration plans, expected synergies and opportunities, the expected management and governance of the combined company, and the expected timing of the proposed transactions contemplated by the definitive agreement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Second Sight’s and Pixium Vision’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-

[1]	The valuing auditor(s) report will be made available to Pixium Vision shareholders on Pixium Vision website at least 30 days prior the General Meeting
[2]

Clearance of Pixium Vision contribution to Second Sight all of its assets and liabilities in relation to its neuromodulation technology used in the treatment of blindness under the Foreign Direct Investment Screening Mechanism

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Exhibit 99.1

looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Memorandum of Understanding or could otherwise cause the business combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against Second Sight or Pixium Vision following the announcement of the Memorandum of Understanding and the business combination; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Second Sight or Pixium Vision, failure to complete the $25 million financing, or inability to satisfy any of the other conditions to closing in the Memorandum of Understanding; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination; (5) the inability to obtain the listing of the shares of common stock of the post-acquisition company on the Nasdaq Stock Market following the business combination; (6) the risk that the announcement and consummation of the business combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that Second Sight may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the combined company’s business; and (12) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the business combination, including those under “Risk Factors” therein, and in Second Sight’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Second Sight considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in Second Sight’s Annual Report on Form 10-K, filed on March 19, 2020, Form 10K/A filed April 28, 2020, Forms 10-Q filed June 26, 2020, August 13, 2020, and November 12, 2020and in the proxy statement on Schedule 14A that will be filed with the SEC by Second Sight in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Any forward-looking statement made by us in this press release is based only on information currently available to Second Sight and Pixium Vision and speaks only as of the date on which it is made. Second Sight and Pixium Vision undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Second Sight, Pixium Vision, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Second Sight common stock in respect of the proposed transaction described herein. Information about Second Sight’s directors and executive officers and their ownership of Second Sight’s common stock is set forth in Second Sight’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed transaction between Second Sight and Pixium Vision. Second Sight intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement to its shareholders as of the record date established for voting on the proposed business combination. Second Sight’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with Second Sight’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Second Sight, Pixium Vision and the proposed business combination. Second Sight’s shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by Second Sight, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar CA 91342.

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Exhibit 99.1

The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

About Pixium Vision

Pixium Vision is creating a world of bionic vision for those who have lost their sight, enabling them to regain visual perception and greater autonomy. Pixium Vision’s bionic vision systems are associated with a surgical intervention and a rehabilitation period. Prima System sub-retinal miniature photovoltaic wireless implant is in clinical testing for patients who have lost their sight due to outer retinal degeneration, initially for atrophic dry age-related macular degeneration (dry AMD). Pixium Vision collaborates closely with academic and research partners, including some of the most prestigious vision research institutions in the world, such as: Stanford University in California, Institut de la Vision in Paris, Moorfields Eye Hospital in London, Institute of Ocular Microsurgery (IMO) in Barcelona, University hospital in Bonn, and UPMC in Pittsburgh, PA. The company is EN ISO 13485 certified and qualifies as “Entreprise Innovante” by Bpifrance.

For more information: http://www.pixium-vision.com/fr

Follow us on @PixiumVision; www.facebook.com/pixiumvision

              www.linkedin.com/company/pixium-vision

Pixium Vision is listed on Euronext Growth Paris.

Euronext ticker: ALPIX - ISIN: FR0011950641

Pixium Vision shares are eligible for the French tax incentivized PEA-PME and FCPI investment vehicles.

Pixium Vision is included in the Euronext GROWTH ALLSHARE index

About Second Sight Medical Products, Inc.

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at https://secondsight.com.

Contacts

Pixium Vision Guillaume Renondin Chief Financial Officer investors@pixium-vision.com +33 1 76 21 47 68	Media Relations LifeSci Advisors Sophie Baumont sophie@lifesciadvisors.com +33 6 27 74 74 49	Investor Relations LifeSci Advisors Guillaume van Renterghem gvanrenterghem@lifesciadvisors.com +41 76 735 01 31

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Exhibit 99.1

Second Sight Medical Products Matthew J. Pfeffer Chief Executive Officer publicrelations@secondsight.com

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